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EXHIBIT 10.33 TO FORM 10-KSB PACIFIC BIOMETRICS, INC.  6/30/01

                              MANAGEMENT AGREEMENT
                              --------------------

                  This Management Agreement (the "Agreement") is entered into as of September 15, 1999 by and between Saigene Corporation, a Delaware corporation (hereinafter referred to as the "Manager") on the one hand, and Pacific Biometrics, Inc., a Delaware corporation (hereinafter referred to as the "Parent"), and Pacific Biometrics, Inc., a Washington corporation (hereinafter referred to as the "Subsidiary"), on the other hand. Parent and Subsidiary are sometimes hereinafter collectively referred to as the "Corporation."

                                    RECITALS:
                                    --------

                  WHEREAS, Manager and Corporation have signed a Letter of Intent memorializing the intent of Manager to purchase substantially all of the laboratory business and assets of the Subsidiary (the "Assets") and to assume certain liabilities of the Corporation (the "Assumed Liabilities"). The parties are in the process of conducting their due diligence, taking steps to satisfy the conditions and contingencies in the Letter of Intent, and negotiating, drafting and executing formal agreements regarding the sale of the Assets and assumption of the Assumed Liabilities; and

                  WHEREAS, Manager and Corporation desire that the Manager assume the control of the day-to-day operations of the Subsidiary pending the closing on the purchase of Assets and the assumption of the Assumed Liabilities;

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained in this Agreement, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                   AGREEMENT:
                                   ---------

                  1. TERM OF AGREEMENT; NOTICE OF TERMINATION. This agreement shall commence on the date first indicated above and shall continue until the earlier of the close of the purchase by the Manager of the Assets or until written notice is given in the matter set forth in Section 7 below or on March 31, 2000.

                  2. MANAGEMENT SERVICES TO CORPORATION. Pursuant to this Agreement, Manager agrees to be responsible for all aspects of the day-to-day operations of the laboratory business of the Subsidiary, and absent a breach of this Agreement by Corporation, will hold Corporation harmless from any and all claims, demands, or liabilities on account thereof during the term of this Agreement. Except for the Osteopatch inventory and SalivaSac inventory, which may continue to be stored at the laboratory, after Ten (10) business days of the Effective Date, Manager shall take physical custody and control of the Subsidiary's laboratory premises in Washington and Corporation shall remove from said premises all non-laboratory personnel and all property not to be sold to Manager. While the results of the SalivaSac SBIR Grant shall be the intellectual property of the Corporation, all revenue derived from the Grant shall be turned over to Manager pursuant to the terms of this Agreement. Notwithstanding Manager's receipt of these funds, Manager will have no rights to the SalivaSac technology including intellectual property, manufacturing rights, product applications or work product from the SBIR Grant. All raw material and other supplies shall be purchased and all managers, supervisory personnel and employee's of the

                             Exhibit 10.33, Page 1



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Subsidiary's laboratories business shall be compensated through Subsidiary, but Manager may, in its sole and absolute discretion, provide working capital to the Subsidiary in order to meet some or all of these and other operational expenses of the Subsidiary's laboratory business.

                  Further, Manager agrees to maintain the total head count of full time employees at the Seattle laboratory at a minimum of ten (10) full time employees. In the event that the total head count falls below the minimum required, Manager will have 30 days to bring total head count into compliance with this section. Notwithstanding the foregoing, Manager will have full and complete authority to, in its sole discretion, terminate any current employee of the Subsidiary during the term of this agreement and Manager will have the full and complete authority, in its sole discretion, to hire new full or part-time employees for the Subsidiary.

                  3. NET CASH FLOW AND PROFIT. Cash flow generated by the business during the term of this Agreement including, without limitation, accounts receivable (except those subject to factoring by Silicon Valley Bank, the payment of which shall be transmitted to the Bank), shall be routed directly to Manager, and Manager shall use these fund to pay Corporation's laboratory obligations. To the extend that Manager advances funds on behalf of Corporation, such funds shall be used to reduce the purchase price for the Assets on a dollar-for-dollar basis. To the extent the Subsidiary generates a positive cash flow, such positive cash flow shall be paid to Manager as compensation for its services hereunder. To the extent the Subsidiary generates a positive, and such positive cash flow is paid to Manager as compensation for its services hereunder, the purchase price for the Assets will increase on a dollar-for-dollar basis in the amount of compensation paid to Manager. If Parent does not close on the Asset purchase for any reason (including without limitation, failing to receive shareholder approval) then Corporation sill be obligated to repay all advance made by Manager. In such an event, Manager agrees that the officers and directors of Corporation shall not have any personal liability to repay the advances. Notwithstanding the foregoing, if Manager terminates this Agreement or the Letter of Intent for any reason, then Corporation will not be obligated to repay advance made by Manager under this Agreement.

                  4. INSURANCE. Subsidiary will keep in force during the term of this Agreement, for the benefit and protection of Manager and Corporation, liability insurance, workers compensation insurance and such other insurance in scope and amounts satisfactory to Manager. The cost of such insurance shall be considered an operating cost of the laboratory business during the term of this Agreement.

                  5. PROXY SOLICITATION. Manager agrees to make available some or all of the administrative staff of Manager and subsidiary to assist in the preparation of Parent's proxy solicitation to its shareholders for the approval of the transaction contemplated by the parties Letter of Intent. Manager also agrees to provide its legal counsel to prepare a form of Proxy Solicitation, and to advance actual printing and mailing costs associated with the Proxy Solicitation. The meeting of Parent's Shareholders to approve the transaction shall take place at Subsidiary's office in Seattle, Washington. Manager and its employees, agents and legal counsel shall be held harmless for its role in the preparation, printing, mailing and all other aspects of assisting Parent with its Proxy Solicitation.

                  In the alternative, if at the end of any calendar month during the term of this agreement, the laboratory operations of subsidiary result in a cumulative Positive Cash Flow (as defined in this section), Manager agrees to provide Parent with fifty percent (50%) of the Positive Cash Flow to apply towards costs of the Proxy Solicitation.

                  For purposes of this section 5 only, the term "Positive Cash Flow" means cash flow in excess of net monthly operating expenses after all operating expenses and accounts payable for the laboratory have been brought to no more than thirty days outstanding. For example, as of August 12,


                             Exhibit 10.33, Page 2

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1999, approximately $13,000 in accounts payable for the laboratory were sixty days in arrears and approximately $76,000 in accounts payable were more than ninety days in arrears. Both of these numbers must be reduced to zero in order for there to be Positive Cash Flow for the purposes of this section 5.

                  6. SECURITY INTEREST. Parent and Subsidiary hereby grant Manager a security interest in all of their assets, tangible or intangible, including, without limitation, laboratory equipment, accounts receivable, cash, contracts, purchase orders and work in progress, subject to existing senior security interests and/or liens to secure Manager's right to full and timely payment of Manager's loans and advances, or other expenditures on its behalf of Parent (such as cost advanced on behalf of Parent for its Proxy Solicitation) or Subsidiary to the Corporation and costs paid on behalf. Parent and Subsidiary further grant Manager the right to record a financing statement and/or to take any other measures reasonably necessary to perfect Manager's security interest.

                  7. TERMINATION. Either party may terminate this Agreement at any time and for any reason, or no reason, immediately upon giving written notice to the Corporation. Notwithstanding the foregoing, Corporation may terminate this Agreement if, and only if, Corporation reimburse Manager for (i) all monetary obligations incurred by Manager on behalf of the Corporation under this Agreement, and (ii) all capital invested in or paid on behalf of Corporation by Manager under this Agreement, prior to giving Manager written notice of termination. Notice shall be given in a matter set forth in Section
8.2 below. If Corporation gives notice of termination to Manager before paying Manager all amounts due pursuant to this Section, the notice shall not be deemed effective until such time as the Corporation has delivered full payment to Manager.

                  Notwithstanding the above, unless extended in writing by the parties, this Agreement shall end on March 31, 2000. Upon termination by Corporation, Corporation will reimburse Manager for all monetary obligations incurred by Manager on behalf of the Corporation under this Agreement, and all funds advanced in or paid on behalf of Corporation by Manager under this Agreement. If Corporation is unable to reimburse all or some portion of the amount due Manager as a result of insolvency or bankruptcy, Manager will become a secured creditor of Corporation for the unpaid amounts, provided, however, that the Corporation continues to operate or files a voluntary petition for bankruptcy. In the event that Corporation is forced into bankruptcy through the filing of an involuntary petition for bankruptcy by Corporation's creditors, and Corporation's creditors obtain a valid order from the bankruptcy court invalidating or terminating this Agreement, then Corporation shall not be obligated to reimburse Manager for monetary obligations incurred by Manager on behalf of Corporation under this Agreement.

        8.   GENERAL PROVISIONS.
             ------------------

                  8.1 INTEGRATION: MODIFICATION: WAIVER. This Agreement constitutes and contains the entire agreement and understanding concerning the subject matter between the parties, sets forth all inducements made by any party to any other party with respect to any of the subject matter, and supercedes and replaces all prior and contemporaneous negations, proposed agreements or agreements, whether written or oral. Each of the parties acknowledges to each of the other parties that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each of the parties acknowledges that is has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

                  8.2 NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the




                             Exhibit 10.33, Page 3

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date of service, if served personally on the party to whom notice is given; (ii)
on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid; or (iii) One (1) business day after (a) deposit with a nationally recognized overnight courier, or (b) transmission by telecopy or similar means, if a copy of the notice is also sent via first class mail, registered or certified, postage prepaid or by overnight courier, provided that a transmission report is generated reflecting the accurate transmission of the notice. All notices, requests, demands, and other communications must be addressed as follows:

                  To Manager at:

                           Mr. Ronald R. Helm
                           Chief Executive Officer
                           Saigene Corporation
                           7126 180th Avenue NE
                           Suite C104
                           Redmond, Washington 98052
                           Fax:  (425) 885-1443

                  To Corporation at:

                           Mr. Paul Kanan
                           President
                           Pacific Biometrics, Inc.
                           23120 Alicia Parkway, Suite 200
                           Mission Viejo, CA  92692
                           Fax: (949) 588-2788


                  8.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions.

                  8.4 NO JOINT VENTURE. The parties have and independent contractor relationship and nothing contained herein shall be deemed to create a joint venture or partnership or agency relationship between Corporation and Manager. Neither party shall have the right or authority to, and each party shall not, assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the other party or bind the other party in any manner. Nothing set forth herein shall be deemed to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.

                  8.5 SEVERABILITY. In the event that any provision of this Agreement is deemed invalid, illegal, or unenforceable, all other provisions of the Agreement which are not affected by such invalidity, illegality or unenforceability, shall remain in full force and effect. Further, the parties hereby agree that if any such provision is deemed invalid, illegal or unenforceable, that provision shall be limited or eliminated in scope, power or effect to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  8.6 ATTORNEY'S FEES. The prevailing party in any action or proceeding between Corporation and Manager arising out of or related to this Agreement shall be entitled to recover from the






                             Exhibit 10.33, Page 4

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other party all of its costs and expenses including, without limitation, its reasonable attorney's fees incurred in connections with such action, including any appeal of such action.

                  8.7 HEADINGS. The subject headings of the sections and subsections of this Agreement are included for purpose of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  8.8 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, using facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.9 INTERPRETATION. In the event of any ambiguity in the interpretation of this Agreement, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the party who cause the uncertainty to exist or against the draftsman.

                  8.10 AUTHORITY. The undersigned individuals execute this Agreement on behalf of the respective parties, and represent that they are authorized to enter into and execute this Agreement on behalf of such parties.

                  8.11 FURTHER ASSURANCES. The parties agree to execute all instruments and documents of further assurances and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated.

                  8.12 BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the parties and each of the party's respective heirs, executors, administrators, successors and assigns.

                  8.13 NO IMPLIED WAIVER. No action or failure to act shall constitute a waiver of any right or duty under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach. Waiver of any one provision herein shall not be deemed to be a continuing waiver nor a waiver of any other provision herein.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.


                                 MANAGER
                                 Saigene Corporation, a Delaware Corporation



                                 By:      /s/_______________________________
                                          Ronald R. Helm

                                 Its:     Chief Executive Officer


                             Exhibit 10.33, Page 5
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                             PARENT
                             Pacific Biometrics, Inc., a Delaware Corporation



                             By:      /s/__________________________________
                                      Paul Kanan

                             Its:     Chief Executive Officer



                             SUBSIDIARY
                             Pacific Biometrics, Inc., a Washington Corporation



                             By:      /s/__________________________________
                                      Paul Kanan

                             Its:     Chief Executive Officer



                             By:      _____________________________________
                                      Terry Giles

                             Its:     Chief Executive Officer


                             Exhibit 10.33, Page 6